Exhibit 10.2

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and is the type that the Registrant treats as private or confidential.

Master Framework Agreement

This Master Framework Agreement (this “Agreement”) is entered into as of March 18, 2026 (“Effective Date”) among (i) Uber Technologies, Inc. a Delaware corporation, with its principal place of business at 1725 3rd Street, San Francisco, California 94158 (“Uber”), on the one hand, and (ii) Rivian, LLC, a Delaware limited liability company, with its principal place of business at 14600 Myford Road, Irvine, California 92606 (“Company”) and, solely for purposes of Section 1 and Section 15 hereof, Rivian Automotive, Inc., a Delaware corporation (“Company Parent”), on the other hand. Company, Uber and, for purposes of Section 1 and Section 15 hereof, Company Parent, are each a “Party” and together the “Parties.”

Recitals

WHEREAS, Company, through itself or its Affiliates, intends to develop hardware and software to enable [***] (the “ADS System”), and certain technology that will permit Company Vehicles (as defined below) and potentially third-party purchasers, lessees or operators of the Company Vehicles, to integrate with and operate on robotaxi, ridehailing, and on-demand restaurant and grocery delivery Networks (the “Integration Software”);

WHEREAS, Company and its Affiliates intend to be a supplier of Autonomous Vehicles that are Company’s R2 model vehicle (“R2”) (or other Company vehicle models as may be mutually agreed to by the Parties in writing as contemplated in Section 3.2.1) equipped with the Level 4 ADS System (“Company Vehicles”) and which may involve the use of Autonomous Vehicle In-Person Operators or Autonomous Vehicle Remote Operators (each as defined below);

WHEREAS, Uber (i) owns and operates [***] (the “Uber Service”) [***], and (ii) is developing [***] (such platform and resources, together with the Uber Service, the “Uber Platform”);

WHEREAS, the Parties share the goal of adding to the supply of affordable and reliable options for ridehailing and seek to deploy and scale a fleet of Company Vehicles completing requests for Uber Users through the Uber Platform;

WHEREAS, Company and Uber will enter into, among other agreements, (i) a Vehicle Production Agreement that governs, among other things, the design, development, and manufacture of Company Vehicles (the “Vehicle Production Agreement”), (ii) a Vehicle Purchase Agreement(s) that governs, among other things, Uber’s purchase of Company Vehicles (“Vehicle Purchase Agreements”), and (iii) an Aftermarket Services Agreement that governs, among other things, Company’s provision of post-sale warranty services, including Company Vehicle parts supply, and aftermarket support for Company Vehicles;

WHEREAS, the Parties desire to collaborate on an integration to allow for the deployment of the Company Vehicles on the Uber Platform in multiple, global markets (each deployment, a “Deployment”);

NOW, THEREFORE, in consideration of the promises, mutual covenants, and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.            DEFINITIONS

Unless this Agreement expressly provides to the contrary, the following terms have the respective meanings set forth below:

1.1            “Affiliate” means, as to a Person, any legal entity that directly or through one or more intermediaries Controls, is Controlled by, or is under common Control with that Person, while “Control” (including, with correlative meaning, the terms “Controlled”, “Controlled by” and “under common Control with”) means the possession, directly or indirectly through one or more intermediaries of the power to direct or cause the direction of the management or policies of any person (and for the purposes of this Agreement, including but without limitation, an interest in shares in the capital of a company conferring in the aggregate 50% or more of the total voting rights conferred by all the issued shares in the capital of that company shall be deemed to confer Control of that company). [***].

1.2            “Aftermarket Services Agreement” has the meaning in the Vehicle Production Agreement.

1.3            “Applicable Law” means all applicable national, federal, state and local laws, statutes, regulations, rules, orders, court rulings, administrative pronouncements, supervisory pronouncements, supervisory requirements, directives, circulars, opinions, interpretive letters, and any other official and legally binding release of any applicable governmental authority.

1.4            “Autonomous Mobility & Delivery API” or “AM&D API” means one or more application programming interfaces made available by Uber for onboarding and integrating Company Vehicles onto the Uber Platform.

1.5            “Autonomous Vehicle” or “AV” means any vehicle equipped with a combination of both hardware and software that has the capability of performing the dynamic driving task without the active physical control or monitoring of a natural person. For the purposes of this contract an “autonomous vehicle” meets the definition of level 4 or 5 of the SAE International’s Taxonomy and Definitions for Terms Related to Driving Automation Systems for On-Road Motor Vehicles, Standard J3016; provided, for the avoidance of doubt, Company is not obligated to provide L5 autonomous driving technology under this Agreement.

1.6            “Autonomous Vehicle In-Person Operator” means any individual employed or contracted by Company or Uber, as applicable, directly or indirectly through a Third Party, to occupy and monitor or operate the Deployed Company Vehicles while such Company Vehicles are in motion, and for avoidance of doubt shall exclude Autonomous Vehicle Remote Operators.

1.7            “Autonomous Vehicle Remote Operator” means any individual employed or contracted by Uber, directly or indirectly through a Third Party, to monitor or operate the Deployed Company Vehicles remotely while such Company Vehicles are in motion, and for avoidance of doubt shall exclude Autonomous Vehicle In-Person Operators.

1.8            “Base Vehicle Data” means all data [***].

1.9              “Business Day” means a day other than a Saturday, Sunday, bank holiday, or other public holiday in California.

1.10            “Change of Control” means any transaction, or series of related transactions, in which: (i) immediately prior to such transaction or series of related transactions, a Third Party or group of Third Parties that did not previously Control a Person subsequently obtains Control of such Person by any means, including by operation of law, stock purchase or sale, merger, or other form of corporate transaction; or (ii) all or substantially all of the assets of a Person are sold or transferred (whether directly or indirectly, including by unlimited exclusive license) to any Third Party.

1.11            “Company Proprietary Service” means any robotaxi, ridehailing, or on-demand restaurant or grocery delivery Network that is operated by Company (not in partnership with any Uber Direct Competitor) that [***].

1.12            “Company Robotaxi” means a Company Vehicle enabled to operate at Level 4 autonomy that is equipped with robotaxi modifications (including Robotaxi Upfits) that make the Company Vehicle suitable for deployment on a mobility or delivery Network.

1.13            “Consumer” means [***].

1.14            “Delivery” or “Deliveries” means (i) the transfer of goods from one place or person to another using the Uber Service, the Uber Platform, or their mobile or integrated applications, (ii) such goods themselves, or (iii) both, as the context may require.

1.15            “Delivery Recipient” means a Person who requests or receives Deliveries, including those who receive Deliveries requested by another Person.

1.16            “Deployed Company Vehicle” means a Company Vehicle that the Company or one of its Affiliates has supplied under a Deployment Plan to be operated and deployed on the Uber Platform or otherwise as set forth in the applicable Deployment Plan for so long as it remains so operated and deployed.

1.17            “Essential Elements” of an IPR means those elements of an IPR that represent the primary protectable features of that IPR (such as the “inventive concept,” “gist,” or “heart” of a patented invention).

1.18            “Exclusivity Period” means the [***].

1.19            “Fleet Operations Support” means Company Fleet Operations Support or Uber Fleet Operations Support, as applicable.

1.20            “Government Official” means any director, officer, employee or anyone else acting in any official, legislative, administrative, judicial or representative capacity, on behalf of any government or any department, agency or body thereof, and/or of any government-owned or controlled company, and/or of any public international organization; any political party, political party officials, or candidates for political office; and any close family member of any of the foregoing.

1.21            “Intellectual Property Rights” or “IPR” means all legal rights in intellectual property, other than Specified Data and Marks, throughout the world, whether existing under intellectual property, unfair competition or trade secret laws, or under statute or at common law or equity, including rights in: (i) copyrights, trade secrets, patents, Technology, “moral rights,” mask works, rights of personality, publicity or privacy, and any other intellectual property and proprietary rights; (ii) any registration, application or right to apply for any of the rights referred to in this clause; and (iii) any and all renewals, extensions and restorations thereof, now or hereafter in force and effect.

1.22            “Investment Milestones” means those milestones defined and described in the Subscription Agreement by and among Rivian Automotive, Inc., SMB Holding Corporation and Uber (“Subscription Agreement”). Each numbered Investment Milestone corresponds to the numbered milestones provided for in the Subscription Agreement.

1.23            “Level 4” or “L4” means the same as and is coterminous with the [***].

1.24            “Market” means [***].

1.25            “Market ROFL Period” means [***].

1.26            “Merchant” means a Person engaged in the making, transporting, or selling of goods, including but not limited to shippers, restaurants, retailers, grocery stores and similar Persons, whose goods are the subject of requests for Delivery from one location to another using the Uber Service or the Uber Platform.

1.27            [***].

1.28            “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, organization, trust, governmental authority, or any other entity or organization of any kind.

1.29            “Phase 2 Nullification Event” has the meaning in the Vehicle Production Agreement.

1.30            “Phase 2 Pricing Deadline” has the meaning in the Vehicle Production Agreement.

1.31            “Ride(s)” means ridehailing or peer-to-peer transportation service provided to Uber Users.

1.32            “Rider” means individuals who request or receive transportation using the Uber Service or the Uber Platform, including those who receive transportation requested by another individual.

1.33            “Robotaxi Upfit” has the meaning in the Vehicle Production Agreement.

1.34            “ROFL” means right of first launch.

1.35            “Specified Data” means all data, records or information that is provided, transferred or made available by one Party to the other Party, in each case, that is specifically set forth in a Deployment Plan (as defined in Section 3.1.2).

1.36            “Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association or other business entity, a majority of the partnership, membership or other similar equity interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. [***].

1.37            “Technology” means works of authorship, computer programs, source code and executable code, user interfaces, application programming interfaces, protocols, architectures, documentation, annotations, comments, designs, files, records, schematics, test methodologies, test vectors, inventions (whether or not patentable), invention disclosures, discoveries, improvements, technology, proprietary and confidential ideas and information, know-how and information maintained as trade secrets, tools, concepts, techniques, methods, processes, formulae, patterns, algorithms and specifications, and any and all instantiations or embodiments of the foregoing in any form and embodied in any media existing, but excluding, for the avoidance of doubt, Base Vehicle Data, Specified Data, Uber Platform Data, and Vehicle Sensor Data.

1.38            “Third Amended Standing General Order” means the Third Amended Standard General Order 2021-01, as issued by the United States Department of Transportation National Highway Traffic Safety Administration.

1.39            “Third Party” means a Person other than Uber, Company, or any of either Party’s Affiliates.

1.40            “Third Party Operations Partner” or “TPOP” means an operating partner of a Person that may purchase, lease, or otherwise gain access to Autonomous Vehicles (including Deployed Company Vehicles) and/or provide Fleet Operations Support and other field operations support services to or for such Person.

1.41            “Uber Direct Competitor” means any Person, or Subsidiary of a Person, that (i) is primarily engaged in the business of [***]; or (ii) [***].

1.42            “Uber Platform Data” means all data [***].

1.43            An “Uber Trip” begins at the time that a Deployed Company Vehicle (i) [***].

1.44            “Uber Trip Data” means [***] in each case to the extent permitted by applicable law, [***].

1.45            “Uber User” means Riders, Delivery Recipients, Merchants, or other Persons that request, book, reserve, or receive services, in each case utilizing the Uber Service or Uber Platform, including those who receive transportation requested by another individual.

1.46            “Vehicle Occupant Data” means all data collected [***].

1.47            “Vehicle Precise Geolocation Data” means any data that could be used to locate a Company Vehicle within a circle with a radius of [***] feet.

1.48            “Vehicle Sensor Data” means all data collected by or from [***].

2.	NATURE OF THE RELATIONSHIP

2.1            Relationship between the Parties. The relationship of the Parties hereunder is that of independent business enterprises, each of which operates a separate and distinct business enterprise that provides a service outside the usual course of business of the other, and this Agreement will not be construed to imply that either Party is the agent, employee, or joint venturer of the other, nor shall either Party have the right to direct or control the operations of the other. Neither Party shall have authority to contract for or bind the other Party in any manner whatsoever.

2.2            Relationship between Parties and Autonomous Vehicle Operators.

2.2.1            [***].

2.2.2            [***].

2.2.3            [***].

2.3            Non-exclusivity. Except as set forth in Section 3.10, nothing in this Agreement shall be construed as limiting the right of either Party to collaborate or pursue any business opportunity with, or provide goods or services to, any Third Party (including any such collaboration or opportunity relating to the subject matter hereof), provided that such Party does not breach its confidentiality or other obligations under, and otherwise complies with the terms and conditions of, this Agreement. Notwithstanding the foregoing, [***].

2.4            Independent Development. Each Party understands that each Party may currently or in the future be developing Technology or data internally that may be similar to the other Party’s, or integrating with Technology or data or receiving Technology or data from Third Parties that may be similar to the other Party’s. Accordingly, nothing in this Agreement will impair a Party’s right to acquire, license, develop for itself, or have others develop for it, similar Technology or data that performs the same or similar functions as the Technology contemplated by this Agreement, and neither Party shall use this relationship or the activities conducted under this Agreement as a basis for restricting the other Party from pursuing such independent development, provided, however, the foregoing does not constitute any license or other authorization to exploit a Party’s IPR, whether express, implied or by estoppel, or otherwise.

2.5            Company Proprietary Service.

2.5.1      To the extent not otherwise required of Company under this Agreement or the Vehicle Production Agreement, [***].

2.5.2      [***].

2.5.3      [***].

3.	DEPLOYMENTS

3.1            Deployment Plans.

3.1.1      Deployment Phases. “Deployment Phases” under this Agreement are hereby defined as follows:

3.1.1.1	[***].

3.1.1.2	[***].

3.1.1.3	[***].

3.1.1.4	[***].

3.1.1.5	[***].

3.1.1.6	[***].

3.1.2      During the Term (as defined in Section 14.1), the Parties will negotiate in good faith and enter into one or more duly executed project plan(s) for the Deployment(s) (each, a “Deployment Plan”), pursuant to which Company will make Company Vehicles available to be operated and deployed on the Uber Platform in a Market, Markets, or other location(s). [***] Company and/or Uber may enter into a Deployment Plan directly or indirectly through one of their respective local Affiliates as alternative signatory(ies), being Delegate(s) hereunder, which Affiliate(s) will additionally be deemed Company and/or Uber (as applicable) and Party(ies) for the purposes of such Deployment Plan; provided that, without limiting the generality of Section 15.9, Company and Uber remain liable as guarantors for their respective local Affiliates acting in such capacity as if a direct signatory thereto. Each Deployment Plan, upon its full execution, will be incorporated as a part of this Agreement and deemed attached hereto as an Attachment under Exhibit C - Deployment Plans. Each Party shall perform its respective obligations set forth in each Deployment Plan on the timelines and with the deliverables set forth therein. Each Party shall perform its obligations and other activities under the specific Deployment Plan as outlined therein and cooperate with the other Party in the performance of the other Party’s obligations reasonably and in good faith. Each Deployment Plan and this Agreement shall be read together, and in the event of any conflicting provisions, the provisions in the Deployment Plan shall govern and control.

3.1.3      Subject to Section 3.1.2, each Deployment Plan is expected to include, among additional terms, the following (which may be included in the body of the Deployment Plan or in an exhibit or attachment thereto):

3.1.3.1	Market, Markets, or location(s) for operation;

3.1.3.2	Ownership and/or leasing of Deployed Company Vehicles;

3.1.3.3	Deployment-specific responsibilities and any core functionality;

3.1.3.4	[***];

3.1.3.5	Any applicable API licenses or terms that are in addition to the AM&D API Terms of Use;

3.1.3.6	Any Deployment-specific technical functionality, or service level agreements associated with technical implementation or integration;

3.1.3.7	Pricing, in accordance with Section 3.2;

3.1.3.8	Performance levels Company will be expected to meet or exceed, in accordance with Section 3.3

3.1.3.9	Any applicable vehicle testing and trip addressability validation;

3.1.3.10	Safety standards, in accordance with Section 4.4;

3.1.3.11	Deployment-specific data terms, including sharing and handling, in accordance with Section 6;

3.1.3.12	Any branding or marketing, in accordance with Section 8.

3.1.3.13	Any Deployment-specific requirements for Uber User support, in accordance with Section 5;

3.1.3.14	Any publicity by the Parties associated with this Agreement contemplated during the Deployment Plan, in accordance with Section 15.2;

3.1.3.15	[***];

3.1.3.16	Incident response plan; and

3.1.3.17	“Delivery Locations” (as that term is defined in the Vehicle Production Agreement).

3.1.4      Cost and Expense. Each Party shall, at its sole cost and expense unless otherwise expressly agreed to in this Agreement or the applicable Deployment Plan, perform its respective roles, responsibilities and obligations set forth in each Deployment Plan, on the timelines and with the deliverables set forth therein. Except as expressly set forth herein or otherwise agreed in writing by the Parties, neither Party shall have any obligation to reimburse the other Party for any costs or expenses incurred by the other Party in connection with the foregoing. Without limiting the foregoing, (i) the Parties acknowledge and agree that Uber shall [***], except as may be mutually agreed by the Parties in writing or otherwise expressly set forth in an applicable Deployment Plan; provided, that, notwithstanding the foregoing, Uber will [***], and (ii) each Party hereto shall be responsible for any and all taxes levied as a result of the performance of such Party’s respective activities under this Agreement or any Deployment Plan implemented hereunder.

3.2            Pricing and Payment. Except as otherwise provided in an applicable Deployment Plan, Vehicle Purchase Agreement, or other written agreement between the Parties, Company’s sole compensation for the activities associated with this Agreement and individual Deployment Plans, including for Rides and/or Delivery services performed by Deployed Company Vehicles, shall be as set forth herein:

3.2.1            Company Vehicles Purchased by Uber. Pricing and payment to Company for Rides and/or Delivery services performed by Deployed Company Vehicles owned by Uber or its TPOP will be as set forth in the master fee schedule set out in Exhibit F - Master Fee Schedule and otherwise as set forth in the applicable Deployment Plans, and if applicable, any “Fare Addendum” appended thereto. Notwithstanding anything to the contrary herein, [***]. The purchase of, and pricing for, any vehicles other than those set forth in the foregoing sentence will be subject to separate terms mutually agreed to by the Parties. The purchase of, and pricing for, any vehicles other than those set forth in the foregoing sentence will be subject to separate terms mutually agreed to by the Parties.

3.2.2            Pricing MFN. With respect to the first [***] Company Robotaxis purchased by Uber or its TPOPs pursuant to Section 3.2.1, Company will provide Uber the benefit of [***].

3.2.3            Uber User Pricing. Uber is solely responsible for determining the pricing to Uber Users for all of its products and services, and such pricing shall at all times remain in Uber’s sole discretion. For the avoidance of doubt, the pricing described elsewhere in this Section 3.2 pertains to the pricing and rate Company will receive for the Deployed Company Vehicles and related services; it does not pertain to, nor shall it govern, prices paid by Uber Users for products and services.

3.3            Performance Levels. The Parties will mutually agree on the performance levels Company and Uber will be expected to meet or exceed in each Deployment Plan, which may be updated from time to time by mutual written agreement.

3.4            Supply Availability and Offering Quality.

3.4.1            Company’s conduct with respect to Deployments on the Uber Platform (including with respect to the operation, availability, maintenance, quality and functionality of Company’s infrastructure, network, support, insurance, safety, customer inquiries and other operational responsibilities, as well as the operation, availability, maintenance, quality, and functionality of the ADS System and Integration Software, and Deployment) will comply with the requirements set forth in the applicable Deployment Plans [***].

3.4.2            [***].

3.4.3            Uber will ensure that the quality of Uber’s network infrastructure and user support as related to Company Vehicle deployments on the Uber Platform is consistent with and maintained at a level no less favorable than the standards and level of skills, quality, and care with which Uber conducts commercial deployments with any other AV partner on the Uber Platform.

3.5            Policy and Government Engagement.

3.5.1            The Parties will maintain separate and independent relationships with relevant federal, state, and local government agencies (or their equivalents, in the relevant country).

3.5.2            As defined in, and subject to, any Deployment Plan, the Parties will use commercially reasonable efforts to work together to identify productive opportunities for engagement with external stakeholders, including governmental authorities. The Parties will work together to develop a strategy to execute such engagement opportunities as appropriate and feasible. The Parties will also provide to each other information reasonably necessary to support discussions with government agencies related to a Deployment or for compliance with regulatory obligations and reporting requirements pertaining to a Deployment. In furtherance of Company’s obligations under Section 4.1, Uber will collaborate with Company to support Company’s procurement of all necessary operational permits and licenses for Deployed Company Vehicles required under Section 4.1.

3.6            Local Requirements. Following the execution of this Agreement and/or applicable Deployment Plans, as reasonably requested by either Party, the Parties will work together in good faith to negotiate and enter into one or more mutually acceptable amendments or agreements between Company and Uber and/or their applicable Affiliates incorporating the principles set forth herein and applicable Deployment Plans: (i) to give effect to the other Party’s intercompany tax, operational, payment, commercial and other internal corporate arrangements or requirements, and (ii) to comply with or adapt to Applicable Laws, including those pertaining to export controls, trade sanctions, privacy, data security and intellectual property protection; in each case as they may be applicable to the locations encompassed by or jurisdictions within particular Deployment Plans (each a “Local Addendum”), including alternatives to the Company Safety Plan AM&D API Terms of Use, and Data Processing Agreement. The Parties acknowledge that roles and responsibilities may vary across locations and jurisdictions and the Local Addenda will further define them and may contain other customary terms and conditions, including representations and warranties, indemnities and other similar terms.

3.7            [***].

3.8            Vehicle Platform, Design, and Development. In support of the Parties’ plans to negotiate for additional deployments and Markets throughout the Term, Company agrees to the following:

3.8.1            Company will reasonably consult and keep Uber informed of major updates (including any plans and roadmaps) to the Level 4 autonomy software development, hardware platforms and manufacturing schedule relating to Company Vehicles [***]. In addition, Uber will have the opportunity to provide feedback and feature requests for future versions of Company Vehicles and Company will consider such feedback [***], with respect to the development of Company Vehicles intended for use on the Uber Platform.

3.8.2            Company will use commercially reasonable efforts to ensure that Company Vehicles sold or leased to Uber and/or its TPOP during the Term following completion of Investment Milestone 4 are capable of being deployed and homologated or otherwise substantially capable of importation and use in their respective Markets; provided, that, unless otherwise agreed by Company in a Deployment Plan in connection with deploying in a particular Market, Company will not be required to ensure a Company Vehicle meet homologation requirements that are substantially more onerous compared to those in the [***] markets.

3.9            Technical Integration. The Parties will work together in good faith to complete all technical integration work necessary to allow for the deployment of Company Vehicles on the Uber Platform, and to manage implementation of the ADS System and Integration Software interfaces necessary for deployment (e.g., dispatch API).

3.10            Uber Exclusivity on Company Vehicles; Market ROFL.

3.10.1          Company will not, and will cause its Affiliates not to, intentionally sell, or intentionally authorize Third Parties to sell, Company Robotaxis or other Company Vehicles enabled with Company’s L4 ADS System to any Uber Direct Competitor from the Effective Date until expiration of the Exclusivity Period.

3.10.2          Company hereby grants, and shall cause its Affiliates to hereby grant, Uber the first right to launch Company Robotaxis in any new robotaxi deployment Market before Company or any Affiliate thereof can launch Company Robotaxis with any Uber Direct Competitor. This first right to launch shall be in effect from [***].

3.10.3            If the Parties determine to launch a deployment of Company Vehicles on the Uber Platform in a particular Market [***] Uber shall have [***] of early access in that Market, commencing [***].

To facilitate timely deployment of Company Vehicles to a Market after it has become a Qualified Market, Uber shall have the right [***] .

For the avoidance of doubt, [***], subject to conditions set forth in Section 3.10.2.

3.10.4            This Section 3 (including Sections 3.2.2, 3.10 and 3.11.1) and Section 2.5.1 (except with respect to exclusions in Sections 3.10.4.1 and 3.10.4.2) shall not apply to:

3.10.4.1	[***].

3.10.4.2	[***].

3.10.4.2.1 [***].

3.10.4.3	[***].

3.10.4.4	[***].

3.10.4.5	[***].

3.10.4.6	[***].

3.11            Company Vehicle Access and Volume Guarantees

3.11.1            Vehicle Access. Company hereby grants Uber the right to purchase (or designate its TPOPs to purchase) [***] Company Robotaxis produced by Company [***].

3.11.2            Volume Guarantees. After Company’s satisfaction of [***] and subject to the conditions set forth in Section 3.11.4, Uber will purchase up to [***] Company Vehicles by the end of [***] (“R2 Purchase Guarantee”). After Company’s satisfaction of [***] and subject to the conditions set forth in this Section 3.11.2 and in Sections 3.11.3-4, Uber will purchase an additional fifty thousand (50,000) Company Robotaxis according to the schedule set forth herein (“Robotaxi Purchase Guarantee,” and with the R2 Purchase Guarantee, the “Volume Guarantee”). The Robotaxi Purchase Guarantee shall consist of a “Phase 1 Robotaxi Purchase Guarantee” and a “Phase 2 Robotaxi Purchase Guarantee.”

3.11.2.1	Phase 1 Robotaxi Purchase Guarantee. The R2 Purchase Guarantee vehicles shall consist of R2s equipped with a hardware suite and ADS System that is L4 capable, such that the vehicles may be converted to Company Robotaxis once applicable. The Robotaxi Purchase Guarantee vehicles shall consist of Company Robotaxis. Uber will be required to purchase ten thousand (10,000) Company Robotaxis over the course [***] (“Phase 1”) in order for Uber to satisfy the Phase 1 Robotaxi Purchase Guarantee.

[***].

3.11.2.2	Phase 2 Robotaxi Purchase Guarantee. The Parties will mutually agree on minimum purchase volumes of no less than forty thousand (40,000) Company Robotaxis (subject to, for the avoidance of doubt, the Parties agreeing to Phase 2 pricing before the Phase 2 Pricing Deadline to avoid a Phase 2 Nullification Event) that Uber will be required to purchase after completion of Phase 1 (“Phase 2”) in order for Uber to satisfy the Phase 2 Robotaxi Purchase Guarantee. It is the expectation of the Parties that Uber will purchase a minimum of [***] Robotaxi Purchase Guarantee vehicles per year (each year, a “Phase 2 Guarantee Period”) [***] to satisfy the Phase 2 Robotaxi Purchase Guarantee and the overall Robotaxi Purchase Guarantee.

3.11.2.3	Ramp up and Early Purchases. A ramp up period may be determined by mutual agreement of the Parties. In the event that Uber, for example, purchases more than [***] Company Vehicles in Phase 1 or more than [***] Company Vehicles in a year in Phase 2, all such purchases shall reduce the cumulative commitment under the Robotaxi Purchase Guarantee that would otherwise be owed in future years by reducing annual purchase requirements in chronological order, provided that the aggregate Volume Guarantee will not fall below the agreed-upon Robotaxi Purchase Guarantee. In the event Uber is unable to meet the Volume Guarantee due to causes within Company’s reasonable remit (including but not limited to regulatory delays, Company manufacturing or supply chain disruptions, or unforeseen safety or compliance-related issues), the Parties agree to discuss in good faith potential options for a reasonable extension, deferral, or modification of the purchase schedule. If mutually agreed, any such agreement must be recorded in writing and approved through Steering Committee governance procedures.

3.11.3            Robotaxi Purchase Guarantee Procedure.

3.11.3.1	[***].

3.11.3.2	[***].

3.11.3.2.1            [***].

3.11.3.2.2            [***].

3.11.3.2.3            [***].

3.11.4            Volume Guarantee Exceptions. Uber’s Volume Guarantee is subject to the conditions set forth below in this Section 3.11.4 (each of Sections 3.11.4.1 through 3.11.4.7, a “Volume Guarantee Exception”). Each Volume Guarantee Exception shall be assessed for a given Forecast Window at such time [***]. If mutually agreed, any agreement between the Parties to alter or waive an exception under this Section 3.11.4 must be recorded in writing and approved through Steering Committee governance procedures.

3.11.4.1	[***].

3.11.4.2	[***].

3.11.4.2.1.1         [***].

3.11.4.3	[***].

3.11.4.4	[***].

3.11.4.5	[***].

3.11.4.5.1            [***].

3.11.4.5.2            [***].

3.11.4.5.3            [***].

3.11.4.5.4            [***].

3.11.4.6	[***].

3.11.4.7	[***].

3.12        Phase 2 Nullification Event. In the event of a Phase 2 Nullification Event:

3.12.1            [***].

3.12.2            [***].

3.12.3            [***].

3.12.4            [***].

4.	COMPANY OBLIGATIONS

4.1          Regulatory Responsibilities; Compliance. Company will be responsible for: (i) obtaining all necessary licenses, permits, and government approvals for the manufacture and to enable the operation of its ADS System and Integration Software in connection with the Deployed Company Vehicles under the Agreement within the Markets set forth in the active Deployment Plans, to the extent licenses, permits, and approvals are available for L4 under Applicable Law; (ii) maintaining ongoing compliance with all Applicable Laws applicable to Company’s manufacturing or development of an ADS System; (iii) complying with any applicable reporting obligations to which Company is subject in connection with its obligations under (i) and (ii) with respect to such Deployed Company Vehicles, the ADS System, and the Integration Software; (iv) ensuring that Deployed Company Vehicles sold or leased to Uber or its Third Party Operations Partner meet the regulatory requirements necessary for their sale; and (v) upon reasonable request, providing Uber with evidence thereof. Notwithstanding the foregoing, Uber will collaborate with Company to support Company in the regulatory clearance and approval process. Company will support necessary and timely engagement with relevant regulatory authorities to ensure continuous business operations. The Parties agree and acknowledge that the Company’s regulatory responsibilities as set forth above may vary based on the relevant phase of Company’s development or as it relates to its role or the geographic location set forth in a given Deployment; any such variation shall be accounted for in the applicable Deployment Plan(s).

4.2           Compliance. Company shall bear all responsibility for its compliance with all Applicable Law in the performance of its obligations under the Agreement, including those governing autonomous vehicles and ADS System equipment, or the design, manufacturing or operation thereof, including government reporting obligations relating to the same, in each case with respect to any Company Vehicle.

4.2.1            If Applicable Laws change or new Applicable Laws are enacted at any time during the term of the Agreement such that Company’s regulatory approvals to operate in any area governed by an active Deployment Plan materially and adversely change (collectively, such occurrence a “Change in Applicable Company Law”), or if Company’s regulatory approvals to operate are revoked or suspended by a regulator in any operating area, including those applicable to the operation of Company Vehicles in conjunction with Uber’s or a Third Party’s logistics, ridehailing, or delivery Network (a “Company Regulatory Revocation”), Company will (i) notify Uber promptly for Deployed Company Vehicles and otherwise within [***] of becoming aware of such change or revocation, and (ii) use commercially reasonable efforts to ensure continued compliance relating to the same.

4.2.2            Company and Uber, to the extent applicable and to the extent reasonably necessary to avoid operating in violation of a Change in Applicable Company Law or Company Regulatory Revocation, may suspend the performance of their respective impacted obligations under the affected Deployment Plan(s) [***] (the “Company Compliance Suspension Period”). Uber shall use commercially reasonable efforts to redeploy the affected volume of Company Vehicles and related operations to one or more unaffected Deployment Plans, to the extent practicable, during the Uber Compliance Suspension Period. Company, and Uber to the extent applicable, will work, using commercially reasonable efforts, to comply with the Change in Applicable Company Law or obtain (or reobtain, as the case may be) the approvals which were the subject of a Company Regulatory Revocation. For the avoidance of doubt, suspension of performance by either Party in accordance with this Section 4.2.2 shall not toll, extend or otherwise impact the Term of this Agreement or the term of any affected Deployment Plans except as otherwise provided.

4.3           Company Support. Sections 4.4, 4.5, and 4.6 herein establish certain support, services, and technical integration work that Company agrees to provide Uber and/or its TPOPs. Except as otherwise expressly set forth under this Agreement, a signed Deployment Plan, the Vehicle Production Agreement, the Vehicle Purchase Agreement, or the Aftermarket Services Agreement, Uber shall pay for and the Parties shall mutually agree in writing to additional fees for any services, support, or technical integration work beyond Company’s responsibilities expressly set forth under this Agreement (including as set forth in Sections 4.4, 4.5, and 4.6). Company shall have no obligation to perform any such additional services, support, or technical integration work until the applicable pricing has been finalized.

4.4           Company Development and Operational Responsibilities.

4.4.1      Company shall undertake the following responsibilities in connection with the ADS System, the Integration Software and Deployed Company Vehicles:

4.4.1.1	[***].

4.4.1.2	[***]

4.4.1.3	[***]

4.4.1.4	[***]

4.4.1.5	[***]

4.4.1.6	[***]

4.4.1.7	[***]

4.4.1.8	[***]

4.4.1.9	[***]

4.4.1.9.1            [***]

4.4.1.9.2            [***]

4.4.1.9.3            [***]

4.4.1.9.4            [***]

4.4.1.9.5            [***]

4.4.1.9.6            [***]

4.4.2      Company shall undertake the following responsibilities prior to [***] and transition such responsibilities to Uber [***] using commercially reasonable efforts and upon transition dates to be determined by the Parties, provided that the Parties anticipate such dates will be no earlier than [***] before the completion of [***], and provided further that in no case will such transition occur later than the achievement of [***]:

4.4.2.1	[***]

4.4.2.2	[***]

4.4.3      Company shall undertake the following responsibilities in connection with the Deployed Company Vehicles sold to Uber or its TPOPs or otherwise in support of transitioning obligations from Company and its TPOPs to Uber and its TPOPs between [***], in each case, as further set forth in the Aftermarket Services Agreement as noted herein:

4.4.3.1	[***].

4.4.3.2	[***].

4.4.3.3	[***].

4.4.3.4	[***].

4.4.3.5	[***].

4.4.3.6	[***].

4.4.4      [***]

4.4.5      [***]

4.4.6      [***]

4.5          Safety.

4.5.1      Company will be responsible for designing and implementing a Safety Plan and/or a Safety Plan Supplement (each, as defined in Exhibit A) for each Deployment [***]. For the avoidance of doubt, any criteria for such approval shall be broadly applicable to any AVs on the Uber Platform.

4.5.2      During the term of each Deployment, and for [***] after the completion of the Deployment, Company shall retain the original versions of all documents Company has made available to Uber or upon which Company has otherwise relied in meeting Company’s applicable Safety Plan commitments and obligations. [***].

4.5.3      During the term of each Deployment Plan, and for [***] after the completion of the Deployment, or longer if required by Applicable Law, Company shall retain all records submitted to any federal, state or local regulators (or their equivalents, in the relevant country) or required to be retained under Applicable Law regarding the deployment of Company Vehicles as part of a Deployment. [***].

4.5.4      Company shall satisfy all reporting requirements of the Safety Plan, as defined in, and in accordance with, Exhibit A.

4.6           [***].

5.	UBER OBLIGATIONS

5.1           Regulatory Responsibilities; Compliance. Uber shall be responsible for (i) securing and/or maintaining any and all necessary licenses, permits, and government or other regulatory approvals with respect to Uber’s operation of the Uber Service and Uber Platform for a Deployment, as provided under the corresponding Deployment Plan, (ii) interfacing with regulators regarding continuing compliance with Applicable Laws in respect of the Uber Service and Uber Platform; (iii) for any Deployed Company Vehicles, complying with any applicable reporting obligations that are associated with the Deployed Company Vehicles that are not otherwise the responsibility of Company; and (iv) ensuring that Deployed Company Vehicles sold to or operated by or for Uber or its Third Party Operations Partner meet and continue to meet the necessary regulatory requirements for operation. The Parties agree and acknowledge that Uber’s and/or its TPOP’s regulatory responsibilities may vary based on the geographic area of a given Deployment, and any such variation shall be discussed by the Parties and accounted for in the applicable Deployment Plans.

5.2           Compliance. Uber shall bear all responsibility for its compliance with all Applicable Law in the performance of its obligations under the Agreement.

5.2.1      If Applicable Laws change or new Applicable Laws are enacted at any time during the Term of the Agreement such that Uber’s regulatory approvals set forth in this Agreement in any area governed by an active Deployment Plan materially change (collectively, such occurrence a “Change in Applicable Uber Law”), or if such of Uber’s regulatory approvals are revoked or suspended by a regulator in any operating area governed by an active Deployment Plan, including those applicable to the operation of Company Vehicles in conjunction with the Uber Platform (an “Uber Regulatory Revocation”), Uber will (i) notify Company within [***] of such change or revocation, and (ii) use commercially reasonable efforts to ensure continued compliance relating to the same.

5.2.2      Uber and Company, to the extent applicable and to the extent reasonably necessary to avoid operating in violation of a Change in Applicable Uber Law or an Uber Regulatory Revocation, may suspend the performance of their respective impacted obligations under this Agreement and affected Deployment Plan(s) [***] (the “Uber Compliance Suspension Period”). Uber, and Company to the extent applicable, will work, using commercially reasonable efforts, to comply with the Change in Applicable Uber Law or obtain (or reobtain, as the case may be) the approvals which were the subject of an Uber Regulatory Revocation. For the avoidance of doubt, suspension of performance by either Party in accordance with this Section 5.2.2 shall not toll, extend or otherwise impact the Term of this Agreement or the term(s) of any affected Deployment Plan(s).

5.3           Uber Development and Operational Responsibilities.

5.3.1            [***].

5.3.2            [***].

5.3.3            [***].

5.3.4            [***].

5.3.5            [***].

5.3.6            [***].

5.3.7            [***].

5.3.8            [***].

5.4          Uber shall undertake the following responsibilities in connection with the Deployed Company Vehicles [***] using commercially reasonable efforts upon transition dates to be determined by the Parties, provided that the Parties anticipate such dates will be no earlier than [***] and provided further that in no case will such transition occur later than [***]:

5.4.1            [***].

5.4.2            [***].

5.4.3            [***].

5.4.4            [***].

5.4.5            [***].

5.4.6            [***].

5.4.7            [***].

5.4.8            [***].

5.4.9            [***].

5.4.10            [***].

5.5          Uber User Support. [***].

5.6          User Communications and Marketing. [***].

5.6.1            [***].

5.6.2            [***].

6.            DATA SHARING

6.1           [***].

6.2           [***].

6.3           [***].

6.4           [***].

6.5           [***].

6.5.1       [***].

6.5.2       [***].

6.5.3       [***].

6.5.3.1.1            [***].

6.5.4       [***].

6.5.5       [***].

6.5.6       [***].

7.	LICENSES AND INTELLECTUAL PROPERTY

7.1           Definitions. Unless this Agreement expressly provides otherwise, the following terms shall have the respective meanings set forth below in this Section:

7.1.1            [***].

7.1.2            [***].

7.1.3            [***].

7.1.4            [***].

7.1.5            [***].

7.1.6            [***].

7.1.7            [***].

7.1.8            [***].

7.1.9            [***].

7.1.10          [***].

7.1.11          [***].

7.2           APIs. Access to one or more API(s) may be required in connection with the Deployment(s) hereunder, such API(s) to be identified in the applicable Deployment Plan. Company agrees to grant to Uber the right to use such of its required API(s) for the purposes of the applicable Deployment, subject to Company’s reasonable API terms or other such licensing agreement as mutually agreed. Uber’s APIs (including Uber’s Autonomous Mobility & Delivery API) will be licensed to Company (and Company’s Affiliates performing work in furtherance of this Agreement) pursuant to the AM&D API Terms of Use as agreed to by and between the Parties.

7.3           Use and Display of Marks.

7.3.1            Each Party on behalf of itself and its Affiliates (as a “Licensor”), hereby grants to the other Party and its Affiliates (as a “Licensee”), a limited, royalty-free, non-exclusive, non-transferable (other than in connection with a permitted assignment of the Agreement), non-assignable, non-sublicensable license, to use and display the Licensor’s Marks, solely in connection with a Deployment Plan and only with Licensor’s express, written permission for each use or display (the “Marks License”); for the sake of clarity, a Licensor may provide such permission via email communication. The Parties agree to not unreasonably delay responses to requests for such permission, nor unreasonably withhold or condition such permission. All use of a Licensor’s Marks by Licensee must be in a form and format approved by Licensor. Further, (i) Company’s use of Uber’s Marks shall be consistent with: (a) all usage guidelines, requirements, and restrictions provided to Company and which may be updated from time to time at Uber’s discretion; and (b) the principles, guidelines and terms and conditions located at https://www.uber.com/legal/en/, https://brand.uber.com, or such other URL as Uber may specify; and (ii) Uber’s use of Company’s Marks shall be consistent with: (x) all usage guidelines, requirements, and restrictions provided to Uber and which may be updated from time to time at Company's discretion; and (y) the principles, guidelines and terms and conditions located at https://rivian.com/legal/brand, or such other URL as Company may specify. Licensee must not otherwise use or modify Licensor’s Marks without Licensor’s written consent. All goodwill related to Licensee’s use of Licensor’s Marks shall inure solely to the benefit of Licensor. Marks will at all times remain the exclusive property of the respective Licensor. All rights not granted herein are expressly reserved by Licensor. Without limiting the generality of the foregoing, neither Party nor their Autonomous Vehicle In-Person Operators or their Autonomous Vehicle Remote Operators (as applicable) will represent themselves as the other Party’s or such other Party’s Affiliates’ employees, representatives or agents for any purpose or otherwise misrepresent their relationship with such other Party or its Affiliates.

7.3.2            Any Marks License granted by one Party to the other within the scope of this Agreement shall immediately cease upon termination of this Agreement; a Licensor may also revoke any specific permission to use and display Licensor’s Marks or may terminate a Marks License at any time. In either such event, the Licensee shall have a commercially reasonable period of time to wind down the usage of content associated with the terminated or revoked license. Nothing in the foregoing shall give rise to a Licensor’s claim for breach where a Licensee fails to remove or cease distributing or making available previously-published content, including without limitation blog and social media posts, displaying such other Party’s Marks, unless the Licensor has expressly and specifically requested such removal or termination of distribution in writing; in such events, the Licensee shall have a commercially reasonable period of time to take down the specified, previously-published content.

7.4            Restrictions. [***].

7.5            Reservation of Rights. Except as expressly set forth in this Agreement, Licensor does not, and shall not be deemed to, grant Licensee any license or rights under any intellectual property or other proprietary rights. Each Party reserves all right, title and interest in and to its Intellectual Property Rights not expressly granted to the other Party under this Agreement.

7.6            Ownership.

7.6.1            [***].

7.6.2            [***].

7.6.3            [***].

7.6.4            [***].

7.6.5            [***].

7.7            Licenses.

7.7.1            [***].

7.7.2            [***].

7.7.3            [***].

7.7.4            [***].

7.7.5            [***].

7.8            Additional Terms.

7.8.1            Affiliates. All assignments and licenses promised or granted by a Party under this Agreement are provided on behalf of such Party, that Party’s Affiliates, and their personnel. Each Party represents and warrants that it has and maintains the right to grant the rights and licenses and make the assignments (as set forth herein) to the other Party with respect to the relevant IPRs of its Affiliates and their personnel in the same manner as such Party’s IPRs.

7.8.2            Further Assurances. With respect to any Intellectual Property Rights assigned by a Party or its Affiliate (“Assignor”) to the other Party (“Assignee”) under this Agreement or any related agreement (“Assigned IP”), the Assignor will (and will cause its Affiliates and personnel, as applicable, to) execute such additional documents (including any required oaths, declarations or confirmatory assignments) and provide such additional cooperation and assistance as reasonably requested by the Assignee, at the Assignee’s expense, in order to perfect the Assignee’s ownership rights with respect to the Assigned IP, and for the Assignee to prepare, file, prosecute, issue, maintain and enforce any patents with respect to Assigned IP. In addition, the Assignor will make its personnel reasonably available to the other Party (or to the other party's authorized attorneys or agents) for any related purposes. Each Party will take all necessary action so that Assigned IP created by Assignor’s personnel is assignable as contemplated by this Section 7.7.2. Without limiting the foregoing, each Party and its Affiliates shall ensure that its personnel involved in the activities under the Agreement have signed written agreements imposing confidentiality obligations at least as protective as those set forth in this Agreement, assigning all IPRs created by such personnel in connection with this Agreement or any related agreement to such Party, and waiving all rights of moral rights, rights of integrity or paternity, or rights of attribution.

7.8.3            Solely Owned IPR. A Party having sole ownership of any IPR developed within the scope of the relationship or any Deployment Plan, whether developed solely or jointly, will have the exclusive right, but not the obligation, to prepare, file, prosecute, maintain, enforce and defend all patents included therein at its own expense. At the owning Party’s reasonable request and expense, the other Party shall provide all information and assistance that may be necessary or useful in obtaining, maintaining and enforcing such patents, except neither Party is under any obligation to join a lawsuit brought by the other Party asserting such patents.

7.8.4            Cooperation of Jointly Created and Jointly Owned IP. The Parties shall reasonably agree to the filing for and prosecution of any patents arising from Jointly Owned IP, including that one Party may carry out such activities on behalf of both Parties.

7.8.5            Notwithstanding anything to the contrary and for the avoidance of doubt, the Parties do not anticipate and are not planning for the creation of any Jointly Created IP.

8.	BRANDING AND MARKETING

8.1           Joint Marketing. The Parties will discuss marketing activities, including potential joint marketing activities, to promote awareness of and demand for ridehailing and delivery services performed by Deployed Company Vehicles.

8.2           [***].

8.3           [***].

9.	REPRESENTATIONS AND WARRANTIES

9.1           Mutual Representations and Warranties. Each Party hereby represents and warrants to the other Party that:

9.1.1            it is duly organized, validly existing and in good standing in its jurisdiction of organization;

9.1.2            its execution, delivery and performance of this Agreement have been duly and validly authorized by all necessary organizational action on its part;

9.1.3            the provisions set forth in this Agreement constitute legal, valid, and binding obligations of such Party, enforceable against such Party in accordance with their terms, subject to bankruptcy, insolvency and other Applicable Laws affecting creditors’ rights generally;

9.1.4            its execution, delivery and performance of this Agreement do not and will not conflict with, result in a breach of, constitute a default under, or require the consent of any Third Party (other than any governmental authority) under, Applicable Law or any agreement judgment, order, decree or obligation to which such Party is subject;

9.1.5            its performance under this Agreement (and each Deployment Plan executed hereunder) complies with all Applicable Laws;

9.1.6            it is and will remain in compliance with all applicable anti-corruption, anti-bribery, anti-money laundering and/or anti-terrorism laws, statutes, rules and regulations, as in effect from time to time, including but not limited to the U.S. Foreign Corrupt Practices Act and the Money Laundering Control Act (the “Anti-Corruption Laws”) and that it has established and will maintain compliance programs to ensure compliance with the requirements of the Anti-Corruption Laws;

9.1.7            there is no charge, investigation, action, suit or proceeding before any court, regulatory authority or governmental agency or body pending or, to the best knowledge of Each Party, threatened regarding its compliance with any applicable Anti-Corruption Laws;

9.1.8            it shall not, or shall it cause any Third Party to, give, offer, authorize giving or promise to give any payment or anything of value, directly or indirectly, to any current or former Government Official, any political party, political party officials, or candidates for public office, and any close family members of the foregoing, or to any non-government client or potential client for the purpose of securing any improper or unfair advantage in obtaining or retaining business in connection with the activities contemplated hereunder or for the purpose of improperly inducing or rewarding favorable treatment or advantage in connection with this Agreement. Each Party agrees to immediately notify the other of any request that it receives to take any action that might constitute, or be construed as, a violation of the Anti-Corruption Laws;

9.1.9            neither it, nor any parent, owner, Subsidiary, Affiliate, director, officer, agent, or employee of the organization is (i) designated on the Specially Designated Nationals and Blocked Persons List (“SDN List”) or otherwise subject to any U.S. or other economic sanctions, including by operation of the 50 Percent Rule of the U.S. Department of the Treasury, Office of Foreign Assets Control (“OFAC”); (ii) designated on any restricted parties list administered by the U.S. Government including but not limited to the Entity List, the Unverified List, the Denied Persons List, the Military End User List (“MEU List”), or the Non-SDN Chinese Military-Industrial Complex List (“NS CMIC List”); or (iii) a Military End User or Military Intelligence End User as defined under the U.S. Export Administration Regulations (“EAR”);

9.1.10          it shall comply with all applicable economic sanctions and export control laws, regulations, rules, and licenses for all business in connection with this Agreement; and

9.1.11          it shall immediately notify the other Party should any change in circumstances pertaining to these representations or warranties in Sections 9.1.6 - 9.1.10 occur at any time, including but not limited to the designation of the company, or any parent, Subsidiary, Affiliate, director, officer, agent, or employee on any restricted or prohibited party list.

9.2           Company Representations and Warranties. Company represents and warrants to Uber that:

9.2.1            it will secure and maintain any licenses and regulatory approvals necessary to meet its obligations under the Agreement and will ensure continuous compliance with Applicable Law in the performance of its obligations under the Agreement, including those governing autonomous vehicle Technology, including the ADS System and Integration Software, or the design, development or operation thereof, and including government reporting obligations relating to the same; and

9.2.2            all Deployed Company Vehicles will, when delivered to Uber and/or its TPOP, conform, in all material respects, to Company’s design and performance specifications as well as to Company’s quality standards. Company makes such representation and warranty both with respect to Company’s own design, Company’s incorporation of the ADS System and Company System into Deployed Company Vehicles, workmanship of Deployed Company Vehicles, as well as to the design, assembly, and workmanship of any constituent components incorporated by Company into the Deployed Company Vehicles.

9.2.3            Deployed Company Vehicles, when delivered to Uber and/or its TPOP, are in working condition, consistent with applicable safety and maintenance standards for an AV in the logistics, ridehailing, or delivery industries, as applicable.

9.3           Uber Representations and Warranties. Uber represents and warrants to Company that:

9.3.1            it will secure and maintain any regulatory approval necessary to meet its obligations under the Agreement and will ensure continuous compliance with Applicable Laws in the performance of its obligations under the Agreement, including those governing ridehailing platforms and services and including government reporting obligations relating to the same; and

9.3.2            it will obtain and maintain the necessary consents from Uber Users to permit the activities and practices permitted under this Agreement and any applicable Deployment Plan.

9.4            Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, THE EXHIBITS HERETO, OR AS MAY OTHERWISE BE AGREED AND EXPRESSLY SET FORTH IN A DEPLOYMENT PLAN, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES UNDER THIS AGREEMENT, AND EACH PARTY HEREBY DISCLAIMS ALL OTHER REPRESENTATIONS AND WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, RELATED TO THIS AGREEMENT OR ITS ACTIVITIES HEREUNDER, INCLUDING ANY IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, OR NON-INFRINGEMENT, OR ANY WARRANTY ARISING FROM TRADE PRACTICE OR COURSE OF DEALING OR THAT ANY SERVICE PROVIDED HEREUNDER WILL BE UNINTERRUPTED OR FREE OF DEFECTS.

10.           MANAGEMENT AND ESCALATION.

10.1            Program Managers.

10.1.1         Uber and Company will each appoint a program manager with day-to-day responsibility for the cooperation of the parties as contemplated under this Agreement (such cooperation activities, the “Program”). Such program managers will be the primary interface of each respective party for all matters regarding this Agreement (each, a “Program Manager”).

10.1.2         The Program Manager for each party will be responsible for creating and managing integration, operations, marketing, and technical teams to define marketing and operational responsibilities and minimum technical requirements for the Program. The integration, operations, marketing, and technical teams will meet in person, telephonically or via other means as may be agreed upon by the parties on a mutually-agreed upon basis (but no less than [***]) and the Program Managers will provide regular status updates on project status to the Steering Committee (as defined below).

10.1.3          The decisions of the Program Managers will not be legally binding upon the Parties unless such decision has been confirmed in writing (email confirmation is acceptable) by Uber’s and Company’s authorized representatives.

10.1.4         Escalation of Disputes. The Program Managers will use good faith efforts to resolve all issues that arise in connection with this Agreement. If the Program Managers are unable to resolve such an issue, either Program Manager may refer such issue to the Steering Committee (as defined below) for further resolution in accordance with Section 10.3.

10.2        Steering Committee.

10.2.1         The Parties will form a committee to provide strategic guidance regarding the Agreement, the Vehicle Production Agreement, and Deployments (the “Steering Committee”). The Steering Committee will prepare joint recommendations to the Parties on relevant aspects of the Agreement, Vehicle Production Agreement, and Deployments and will serve as the forum for the presentation, discussion, finalization and confirmation of the Parties’ annual plan. The Parties will participate in the joint planning function of the Steering Committee in good faith, using commercially reasonable efforts to implement Market- and time-specific particulars of the partnership.

10.2.1.1	To facilitate city launches under the Agreement, Uber and Company’s Steering Committee will meet on a [***] basis to ensure the success of the partnership. As part of the Steering Committee, the Parties will perform the following responsibilities or activities:

10.2.1.1.1           To ensure the success of the partnership, Company will share the below, to the extent relevant to Uber, and subject to any then existing confidentiality obligation owed by Company:

10.2.1.1.1.1            [***].

10.2.1.1.1.2            [***].

10.2.1.1.1.3            [***].

10.2.1.1.2            The Parties will also discuss matters under the Vehicle Production Agreement including, but not limited to, [***].

10.2.1.1.3            On an ongoing basis, Company will promptly update Uber on any material changes to the above.

10.2.2         The Steering Committee will consist of four (4) members. Uber and Company will each appoint two (2) members. The initial members of the Steering Committee will be nominated by the Parties [***] following the Effective Date. Each Party will be entitled, in its sole discretion, to remove any of its members and appoint replacement members (made effective by written notice to the other party).

10.2.3         The Steering Committee will convene: (i) for regular meetings on a [***] basis; (ii) ad hoc meetings from time to time upon request by either Party (with at least [***] prior written notice, except in exigent circumstances where shorter notice is necessary); and (iii) [***] in the event one Party notifies the other Party of any material breach of or default under this Agreement.

10.2.4         If the Steering Committee fails to agree on any material matter, either Party will be entitled to refer such matter to their senior executives for further consideration in accordance with Section 10.3.

10.2.5         Decisions of the Steering Committee will be taken by way of resolutions. Each member of the Steering Committee will have [***] vote. [***].

10.2.6         The decisions of the Steering Committee will not be legally binding upon the Parties unless such decision has been confirmed in writing (email confirmation is acceptable) and the terms and conditions of this Agreement may not be modified except by written agreement executed by authorized signatories of both Parties.

10.3            Dispute Resolution. Before initiating any legal claim or action (except with respect to equitable relief), the Parties agree to attempt in good faith to settle any dispute, controversy, or claim arising out of or related to this Agreement (collectively, a “Dispute”) through discussions which will be initiated upon written notice of a Dispute by either Party to the other Party. If the Program Managers cannot come to a mutually agreeable resolution of, or plan of action to resolve the Dispute as per Section 10.1.4 within [***] of one Party’s receipt of written notice thereof, then such Dispute will be referred to the Steering Committee. If the Steering Committee cannot come to a mutually agreeable resolution of, or plan of action to resolve, the Dispute as per Section 10.2.4 within [***] of one Party’s receipt of written notice thereof, then such Dispute will be referred to members of the Parties’ executive management (each such member a “Dispute Manager”) for resolution. If the Parties’ Dispute Managers have not reached a mutually agreeable resolution of, or plan of action to resolve, the Dispute within [***] of one Party’s receipt of written notice thereof, either Party may pursue its rights and remedies available pursuant to this Agreement. Notwithstanding the foregoing, nothing herein shall prevent a Party from seeking injunctive relief in any court having jurisdiction in order to protect such Party’s Intellectual Property Rights or Confidential Information, preserve the status quo or avoid the expiration of any applicable limitations period.

11.	INDEMNIFICATION; INSURANCE

11.1            Indemnity by Company. Subject to Section 11.3, Company shall indemnify, defend and hold harmless Uber, its Affiliates, and [***] (the “Uber Indemnified Parties”) from and against any claim, demand, action or proceeding by a Third Party (each, a “Claim”) and shall indemnify and hold harmless the Uber Indemnified Parties from [***] (collectively, “Losses”) to the extent resulting from [***]. “Uber Indemnified Parties Exception” means [***]. Uber Indemnified Parties Exception will include [***]. For the avoidance of doubt, this Section 11.1 does not apply to IPR Claims.

11.2            Indemnity by Uber. Subject to Section 11.3, Uber shall indemnify, defend and hold harmless Company, its Affiliates, and [***] (the “Company Indemnified Parties”) from and against any Claim (and shall indemnify and hold harmless the Company Indemnified Parties from any resulting Losses) to the extent resulting from [***]. “Company Indemnified Parties Exception” means [***]. Company Indemnified Parties Exception will include [***]. An “Indemnified Party” means a Company Indemnified Party or an Uber Indemnified Party, or both, as the context may require.

11.3        Indemnity Against Combination Claims. For any Third Party Claims triggering indemnity obligations under both Sections 11.1 and 11.2 (“Combination Claims”), the terms of Section 11.6.3 shall apply.

11.4        Indemnity Against IPR Claims.

11.4.1         Indemnity by Company Against IPR Claims. Without limiting the generality of Section 11.1, Company shall indemnify, defend and hold harmless the Uber Indemnified Parties from and against any Third Party Claim (and shall indemnify and hold harmless the Uber Indemnified Parties from any resulting Losses) arising out of or relating to [***].

11.4.2         Indemnity by Uber Against IPR Claims. Without limiting the generality of Section 11.2, Uber shall indemnify, defend and hold harmless the Company Indemnified Parties from and against any Third Party Claim (and shall indemnify and hold harmless the Company Indemnified Parties from any resulting Losses) arising out of or relating to [***].

11.5        Indemnity Against Combination Infringement Claims. Without limiting the generality of Sections 11.1 and 11.2, for Third Party Claims arising out of or relating to [***], the terms of Section 11.6.3 shall apply.

11.6        Indemnification Procedures.

11.6.1         Notice. Promptly after receipt by a Person entitled to indemnification hereunder (the “Indemnified Party”) of notice of the commencement or threatened commencement of any Claim, such Indemnified Party shall notify Company or Uber (as applicable) (the “Indemnifying Party”) of such Claim (provided that any failure to do so will only relieve the Indemnifying Party of its obligations under this Section 11 to the extent it is prejudiced by such failure).

11.6.2         Control and Cooperation; Single Party Indemnification. Except for Combination Claims and Combination Infringement Claims, the Indemnified Party shall also: (i) permit the Indemnifying Party to control the defense and settlement of such Claim, provided that (a) the Indemnified Party may participate, at its own expense, in any defense and settlement thereof directly through counsel of its own choice, and (b) neither the Indemnifying Party nor the Indemnified Party may settle such Claim without the other’s prior written consent (unless such Claim only involves payment of funds), not to be unreasonably withheld, conditioned, or delayed; and (ii) cooperate, at the Indemnifying Party’s expense, with reasonable requests of the Indemnifying Party associated therewith.

11.6.3         Control, Cooperation, and Apportionment; Combination Claims [***]. With regard to Combination Claims and/or [***], the Parties hereby represent and agree that [***]. If any Third Party brings a [***] only against one Party’s Indemnified Parties, such Party (the “Targeted Party”), the Targeted Party will: [***] (a) [***] (b) [***]. Notwithstanding anything to the contrary in this Section 11.6.3, [***].

11.7        Insurance. Without limiting the generality of the foregoing, and unless otherwise set forth in a Deployment Plan:

11.7.1         Uber will maintain during the term of each Deployment Plan, and any extension thereof, normal and customary insurance for Uber and a [***] insurance policy covering [***]. All insurance referenced in this Section 11.7 shall be placed with an insurer having an A.M. Best financial or equivalent rating of “A-”, VII or better. [***]. Any insurance maintained by Uber, shall not be canceled without [***] prior written notice to the Company other [***] for non-payment. Unless otherwise agreed by the Company in writing, Uber shall provide Company and its Affiliates with a certificate of insurance confirming this coverage is in force prior to deployment of the Deployed Company Vehicles on the Uber Platform and also upon written request but no more than an annual frequency. Coverage may be evidenced with primary and/or excess programs to meet the required limits and contractual indemnity obligations.

11.7.2         Company will maintain during the term of each Deployment Plan insurances as detailed below in Sections 11.7.3 through 11.7.7 at levels of coverage stated in such clauses or, if Applicable Law requires higher levels of coverage, at levels that satisfy all current and future Applicable Law in the areas of operation under each Deployment Plan. All insurances will continue in effect during the Deployment Plan, and any extensions thereof. Unless otherwise agreed by Uber, Company will provide Uber and its Affiliates a certificate of insurance confirming this coverage is in force prior to deployment of the Deployed Company Vehicles on the Uber Platform and also upon written request but no more than an annual frequency. In the event that Company fails to maintain the insurances detailed in Sections 11.7.3 through 11.7.6, [***].

11.7.3         Company will maintain during the term of each Deployment Plan (i) a [***] policy covering [***] in Section 11.7.1 with a limit of [***].

11.7.4         Uber and Company will maintain during the term of each Deployment Plan the following coverages and any additional coverages that are required by law including [***].

11.7.5         If any subcontractor or independent contractor is used to fulfill Uber and/or Company’s obligations under this Agreement, or on their behalf, each Party shall ensure its subcontractor or independent contractor maintains the same coverages and limits of insurance required in Sections 11.7.1 through 11.7.4. It shall be each Party’s responsibility to ensure compliance with this requirement and maintain appropriate evidence of insurance at a minimum with a certificate of insurance. The policy limits of insurance of each Party are not a limitation upon the obligation of either Party, including without limitation, the amount of indemnification to be provided by either Party.

11.7.6         Management of Insurance Claims. In addition to and without limiting Company’s indemnification obligations set forth in Section 11.1 or Uber’s indemnification obligations set forth in Section 11.2, in the event of any Claim related to Deployed Company Vehicle, the Parties will comply with the terms of this Section 11.7.6.

11.7.6.1	Insurance Coordination. [***], Uber and Company will work together in good faith to develop claims handling instructions to be shared with the applicable insurers and Third Party administrators involved in each Deployment Plan. The parties shall work together on more detailed claims handling protocols to be included in a future agreement.

11.7.6.2	Role of Uber or TPOP Insurance. [***].

11.7.7            For the avoidance of doubt, each party will bear the cost of the insurance coverage that they are responsible for.

12.	LIMITATION OF LIABILITY

12.1        EXCEPT AS PROVIDED IN SECTION 12.3, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR [***], IN EACH CASE, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR SUCH PARTY’S ACTIVITIES HEREUNDER, REGARDLESS OF THE FORM OF THE ACTION OR THE THEORY OF RECOVERY, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER BASED UPON AN ACTION OR CLAIM IN CONTRACT, TORT, WARRANTY, NEGLIGENCE, INTENDED CONDUCT OR OTHERWISE (INCLUDING ANY ACTION OR CLAIM ARISING FROM THE ACTS OR OMISSIONS, NEGLIGENT OR OTHERWISE, OF THE LIABLE PARTY).

12.2        EXCEPT AS PROVIDED IN SECTION 12.3, [***] OF EACH PARTY TO THE OTHER PARTY FOR ALL DAMAGES OF ANY KIND ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE VEHICLE PRODUCTION AGREEMENT, THE VEHICLE PURCHASE AGREEMENTS OR SUCH PARTY’S ACTIVITIES HEREUNDER OR THEREUNDER, REGARDLESS OF THE FORM OF THE ACTION OR THE THEORY OF RECOVERY, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER BASED UPON AN ACTION OR CLAIM IN CONTRACT, TORT, WARRANTY, NEGLIGENCE, INTENDED CONDUCT OR OTHERWISE (INCLUDING ANY ACTION OR CLAIM ARISING FROM THE ACTS OR OMISSIONS, NEGLIGENT OR OTHERWISE, OF THE LIABLE PARTY), SHALL [***].

12.3        The exclusions and limitations of liability set forth in Sections 12.1 and 12.2 shall not apply to Losses arising from: (i) a Party’s [***]; (ii) a Party’s [***]; (iii) a Party’s breach of [***]; (v) a Party’s breach of [***]; (vi) fraud, fraudulent misrepresentation, or any other matters for which liability cannot be excluded or limited under Applicable Law; or (vii) Company’s breach of [***] to the extent such breaches, in the aggregate, would reasonably be expected to have a material adverse effect on Uber. Additionally, the exclusions and limitations of liability set forth in Sections 12.1 and 12.2 shall not apply to any [***] .

12.4        Acknowledgments and Applicability of Limitations. Each Party hereby expressly acknowledges and agrees that, except for a Party’s payment obligation under this Agreement (including any Deployment Plan) or otherwise set forth herein, the limitations and exclusions contained in this Section 12 will apply regardless of (i) the form of action (including any action in contract, warranty, negligence, tort, strict liability, equity or statute); (ii) any claim or finding that any breach of or default under this Agreement was total or fundamental; (iii) the type of damages; (iv) any claim or finding with respect to the adequacy, failure, purpose or sufficiency of any remedy offered or provided for under this Agreement; and (v) whether a Party was informed or aware of, or otherwise could have anticipated the possibility of, such damages or liability.

13.	CONFIDENTIALITY; DATA PROTECTION; PRIVACY

13.1        Confidentiality.

13.1.1    NDA. All disclosures within the scope of this Agreement are subject to the Mutual Non-Disclosure Agreement between the Parties effective as of October 8, 2025 (the “NDA”); provided, however, that Section 13.1.1.1 of this Agreement shall apply in lieu of Section 10 of the NDA and Section 13.1.1.2 of this Agreement shall apply in lieu of Section 7 of the NDA. The definitions and terms of the NDA are incorporated as if fully stated herein and shall be subject to the Term of this Agreement as set forth in Section 14.1, including in the event of and notwithstanding an earlier expiration of the NDA. In the event of any conflict or inconsistency between the NDA and this Agreement, this Agreement shall control.

13.1.1.1	A Receiving Party’s obligations (including, without limitation, non-use and non-disclosure) under this Agreement shall continue for [***] from termination of this Agreement. Notwithstanding the foregoing, this Agreement shall remain in effect with regard to Confidential Information that qualifies as a trade secret under applicable law, for as long as such information continues to qualify as a trade secret. Neither party shall have any obligation to disclose any Confidential Information, enter discussions, or continue any arrangement or agreement relating to the Purpose as set forth in the NDA or any other matter, except as agreed to in writing by the parties.

13.1.1.2	[***].

13.1.2    Unauthorized Use. A Receiving Party shall promptly (i) notify the Disclosing Party in writing of the details and circumstances of any known unauthorized disclosure, misuse or misappropriation of any of Discloser’s Confidential Information (each, an “Unauthorized Use”); (ii) use commercially reasonable efforts to rectify or cure such Unauthorized Use and retrieve any such disclosed Confidential Information; and (iii) provide reasonable assistance to and cooperate with Disclosing Party to rectify or cure such Unauthorized Use and to prevent further misuse or disclosure of such Confidential Information.

13.1.3    Without limiting the generality of either Party’s obligations in Section 13.1 or elsewhere in this Agreement, (i) the Parties acknowledges that the Confidential Information of the Disclosing Party disclosed under this Agreement and any other Technology, data and technical information disclosed, jointly created, provided to or otherwise shared with Company within the scope of this Agreement may be subject to U.S. export, trade control and other sanction or control regimes jurisdiction under the EAR and other Applicable Law and the Receiving Party agrees to comply with all of the foregoing in its use, storage, handling, transmission and release of any such Technology, data and information (whether Confidential Information or not), including obtaining any necessary prior authorizations from U.S. authorities, and (ii) each of the Parties represents and warrants that neither it nor any of its Representatives or Delegates receiving any such Technology, data and information, nor the use thereof, is associated with (a) a Government End-User or a Military End-User or for a Military End-Use as defined by the EAR; (b) any jurisdiction subject to a trade embargo by the U.S. Government; or (c) any individual or entity that is identified on, owned or controlled by, or acting on behalf of a trade restricted parties list administered by the U.S. Government including but not limited to the Entity List, the Unverified List, the Denied Persons List, the MEU List, the SDN List, or the NS-CMIC List, and Company shall not permit any such use.

13.2        Data Protection.

13.2.1         Data Security. Each Party will establish, implement and maintain during the Term appropriate physical, administrative, organizational, and technical safeguards and other security measures to maintain the integrity, security, and confidentiality of the other Party’s Confidential Information, which measures shall include at a minimum those set forth in an appendix to Exhibit B to be negotiated between the Parties.

13.2.2         Data Security Incident Notification Requirements. Uber shall provide notice to Company, without undue delay and, where feasible, within [***] hours, after it becomes aware of an incident where Base Vehicle Data or Vehicle Sensor Data has been accessed by, acquired by, or disclosed to an unauthorized Person (collectively referred to as a “Data Security Incident”). Company shall provide notice to Uber, without undue delay and, where feasible, within [***], after it becomes aware of a Data Security Incident affecting Vehicle Occupant Data, Uber Platform Data, or Uber Trip Data. The Party suffering the potential Data Security Incident shall promptly investigate and remediate the incident or incidents, and provide information about the incident or incidents as reasonably requested by the other Party.

13.3        Personal Data. Neither Party will provide to the other Party any personal data (as defined in applicable privacy laws or similar legislation) (“Personal Data” or “PD”) except as expressly set forth in the applicable Deployment Plan. If one Party (the “PD Discloser”) discloses to the other Party (the “PD Recipient”) any Personal Data pursuant to a duly executed Deployment Plan, (i) as between the Parties, the PD Discloser is the sole and exclusive owner of such Personal Data; (ii) such Personal Data is the PD Discloser’s Confidential Information and data, and is subject to the obligations of Sections 13.1 and 13.2.

13.4        Privacy. To the extent not disclosed [***]. Subject to the foregoing, [***].

13.4.1         Prior to any collection or sharing of any Personal Data (as that and similar terms are defined by Applicable Laws) under a Deployment Plan, the Parties shall enter into any privacy terms that will be incorporated into Exhibit B and will [***]. Uber acknowledges that [***].

13.4.2         Company shall not use any [***].

14.	TERM AND TERMINATION

14.1        Term. This Agreement shall have a term commencing on the Effective Date and ending on the earlier of (i) ten (10) years after the Effective Date (the “Initial Term”); or (ii) the effective date of termination of this Agreement by a Party pursuant to an applicable termination provision in this Agreement; provided, however, that this Agreement will automatically renew for consecutive one (1) year periods upon the Parties’ prior mutual written agreement at least [***] before the end of the Initial Term or then-current renewal period (collectively, the “Term”).

14.2            Mutual Termination Rights.

14.2.1         Termination for Breach. Either Party may terminate this Agreement upon written notice to (i) the breaching Party in the event of a material breach of this Agreement, that is not cured within a ninety (90) day cure period (or such shorter period as may be required due to exigent circumstances), commencing on the date of written notice of such breach or (ii) the other Party if such first Party is otherwise entitled to terminate the Vehicle Production Agreement pursuant to its terms. Either Party may terminate a Deployment Plan upon written notice to the breaching Party in the event of a material breach of that Deployment Plan, that is not cured within a ninety (90) day cure period (or such shorter period as may be required due to exigent circumstances), commencing on the date of written notice of such breach.

14.2.2         Other Termination. Either Party may terminate this Agreement (including all Deployment Plans) immediately upon written notice to the other Party if the other Party or any Controlling Affiliate thereof: (i) makes an assignment in violation of this Agreement; (ii) ceases to carry on its business, liquidates or dissolves its business, or disposes of a substantial portion of its assets related to the subject matter of this Agreement; (iii) becomes insolvent or makes an assignment for the benefit of creditors and fails to have the proceeding invalidated within [***] (in the case of an involuntary pleading); (iv) fails to generally pay its debts when they become due; (v) voluntarily or involuntarily becomes the subject of any proceeding relating to bankruptcy, insolvency, receivership, liquidation, or other similar proceeding; or (vi) breaches any of the representations or warranties set forth in Sections 9.1.6 - 9.1.10.

14.3        Specific Termination Rights.

14.3.1    [***].

14.3.2    [***].

14.3.3    [***].

14.3.3.1	[***].

14.3.4    [***].

14.3.5     [***].

14.3.5.1            [***]

14.3.5.2            [***]

14.3.5.3            [***]

14.3.5.4            [***]

14.3.6	[***].

14.4        Effect of Termination. Upon any termination or expiration of this Agreement, [***]. [***] Termination, expiration, cancellation or abandonment of this Agreement through any means and for any reason shall not relieve the Parties of any obligation accruing prior thereto, and shall be without prejudice to the rights and remedies of either Party with respect to the antecedent breach of any of the provisions of this Agreement. Sections 1, [***], 6.5, 7.3 - 7.8, 9.4, 10.3, 11-13, 15 and this Section 14.4 shall survive any termination or expiration of this Agreement; and Sections [***], and [***] of this Agreement and Exhibits A-B, D, and F of this Agreement shall survive any termination of this Agreement solely with respect to Company Vehicles purchased by Uber under this Agreement prior to such termination, along with any other provisions of any Agreement executed by the Parties that must survive for Uber to continue deploying such purchased Company Vehicles on the Uber Platform for so long as such Company Vehicles remain active on the Uber Platform. Additional specific remedies and obligations of the Parties arising from a breach or termination of the Agreement and/or a Deployment Plan, if any, will be as set forth in the applicable Deployment Plan and unless otherwise specified, will be without prejudice to any other remedies a Party may have hereunder or under Applicable Law.

15	MISCELLANEOUS

15.1	Arbitration Agreement, Venue, and Attorneys' Fees. The Parties agree that any dispute arising out of or relating to any aspect of this Agreement, including but not limited to its formation, interpretation, performance, breach, or enforcement, shall be submitted exclusively to final and binding arbitration in accordance with the Federal Arbitration Act, 9 U.S.C. § 1, et seq. Any such arbitration shall be confidential. The arbitration will be administered by JAMS in accordance with the Comprehensive Arbitration Rules and Procedures. The arbitrator will be selected by the Parties from the JAMS’ roster of dispute arbitrators. The arbitration will be conducted in San Francisco, California. Judgment on the arbitration award may be entered in any court having jurisdiction. The prevailing Party in any such arbitration shall be entitled to its reasonable attorneys' fees, costs, and arbitration expenses, incurred in the arbitration proceeding as well as any court proceedings to confirm the arbitration award. A Party seeking in court to compel arbitration pursuant to this provision and that succeeds in compelling arbitration shall be entitled to its attorneys' fees and costs incurred in connection with such court proceedings. Notwithstanding the foregoing, nothing herein shall prevent a Party from seeking injunctive relief in any court having jurisdiction in order to protect such Party’s Intellectual Property Rights or Confidential Information, preserve the status quo or avoid the expiration of any applicable limitations period.

15.2	Publicity. Except to the extent otherwise required by Applicable Laws pertaining to securities, regulations or rules established by securities exchange bodies (but subject to the following sentence), or as otherwise agreed upon by both Parties in writing, neither Party may issue any press release or make any other public disclosure or statement describing this Agreement, the Vehicle Production Agreement or any Deployment Plan without the prior written consent of the other Party (not to be unreasonably withheld). Notwithstanding anything to the contrary, each Party may make such disclosures concerning its entry into, and the terms and conditions of, this Agreement determined by such Party in the written opinion of its counsel as necessary under Applicable Law or the rules of an applicable securities exchange, provided that such Discloser shall provide the other [***] advance opportunity to review and provide comments to the content of such public disclosure ([***] for any required filings related to the initial announcement of this Agreement), and shall not unreasonably withhold, condition or delay its consent to the inclusion of any comments or feedback by the non-Discloser in any such disclosure.

15.3	Entire Agreement. This Agreement, any Deployment Plans, and the Exhibits attached hereto contain the entire agreement between the Parties with respect to the subject matter hereof, and supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter.

15.4	Amendments. Unless expressly agreed in writing, signed by the Parties and expressly stating that it is amending, modifying or supplementing this Agreement, no amendment, modification or supplement shall constitute an amendment, modification or supplement of any provisions of this Agreement, nor shall it affect any rights, obligations or liabilities under or pursuant to this Agreement which have already accrued up to the date of amendment, modification or supplement, and the rights and obligations of the Parties under or pursuant to this Agreement shall remain in full force and effect, except and only to the extent that they are so amended, modified or supplemented in writing.

15.5	Waiver. No waiver will be implied from conduct or failure to enforce rights. No provisions of this Agreement shall be deemed waived unless such waiver is in writing and signed by the authorized representative of the Party against whom it is sought to be enforced. Any waiver relating to a provision of this Agreement (unless otherwise specified) shall only be a waiver in the particular instance and for the particular purpose for which it was given.

15.6	Interpretation. The section headings in this Agreement are included for convenience only and shall not limit or otherwise affect the interpretation of any of the terms or provisions herein. The use of “include,” “includes,” or “including” herein shall not be limiting and “or” shall not be exclusive. Each Party acknowledges that such Party has been advised and represented by counsel in the negotiation, execution and delivery of this Agreement and accordingly agrees that if an ambiguity exists with respect to any provision of this Agreement, such provision will not be construed against either Party because such Party or such Party’s representatives drafted such provision.

15.7	Severability. If any provision in this Agreement is invalid or unenforceable, that provision will be construed, limited, modified or, if necessary, severed, to the extent necessary, to eliminate its invalidity or unenforceability, and the other provisions of this Agreement will remain unaffected.

15.8	Assignment. Neither this Agreement, nor any rights or obligations hereunder, may be transferred, assigned or delegated (by operation of law or otherwise) by either Party without the prior written approval of the other Party; provided, however, that each Party may assign this Agreement, and its rights and obligations hereunder, in its entirety, without such consent, to an Affiliate of such Party or to any successor entity in connection with a reorganization, merger, consolidation, acquisition, or other restructuring involving all or substantially all of such Party’s voting securities or assets, subject to Section 14.3.1 above; provided further that Company may not assign this Agreement to an Uber Direct Competitor. Any attempt to assign this Agreement in contravention of the foregoing shall be void ab initio. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns. A Change of Control will be deemed an assignment for purposes of this Section 15.8. In addition, in the event that any entity that controls a Party undergoes a Change of Control, such Party will immediately notify the other Party.

15.9	Use of Delegates. Each Party may use its Affiliates, consultants, agents and contractors (“Delegates”) to perform its obligations and exercise its rights under this Agreement, provided that: (i) such Delegates are fully bound to all terms of this Agreement (including Licenses and Intellectual Property (Section 7) and Confidentiality (Section 13) provisions); and (ii) each Party will be responsible for the acts and omissions of any such Delegates.

15.10	Governing Law. This Agreement or the performance, enforcement, breach or termination hereof shall be construed, governed, and interpreted in accordance with the laws of the state of California without regard to its conflict of laws principles.

15.11	Notices. Any notices required or permitted under this Agreement shall be in writing, shall refer specifically to this Agreement, and shall be sent by recognized national or international overnight courier, electronic mail or registered or certified mail, postage prepaid, return receipt requested, or delivered by hand to the below addresses for the applicable recipient. notices under this Agreement will be deemed to be duly given: (i) when delivered by hand; (ii) upon electronic mail transmission; (iii) three (3) days after deposit with a recognized national or international courier; or (iv) on the delivery date indicated in the return receipt for registered or certified mail. A Party may change its contact information immediately upon written notice to the other Party in the manner provided in this Section 15.11.

If to Uber:	Uber Technologies, Inc.
1725 3rd Street
San Francisco, California
94158
Attn: Legal Department

With a copy to:

[***]

If to Company:	Rivian, LLC
14600 Myford Road
Irvine, California 92606
[***]

With a copy to:

Perkins Coie, LLP
505 Howard St., Suite 1000
San Francisco, CA 94105
[***]

15.12	Anti-Corruption Laws. Each Party agrees to comply with all applicable foreign or domestic anti-corruption and anti-bribery Laws, as in effect from time to time, including, but not limited to, the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010, and any Laws intended to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions (collectively, “Anti-Corruption Laws”). Each Party agrees not to make, authorize, offer, or promise to make or give any money or any other thing of value, directly or indirectly, to any current or former Government Official or employee (including employees of a state-owned or controlled enterprise or of a public international organization), candidate for political office, or an official of a political party, any close family members of the foregoing, or any employee, director or consultant of a non-government client or potential client, for the purpose of securing any improper or unfair advantage in obtaining or retaining business in connection with the activities contemplated hereunder or for the purpose of improperly inducing or rewarding favorable treatment or advantage in connection with this Agreement. Each Party agrees to immediately notify the other of any request that it receives to take any action that might constitute, or be construed as, a violation of the Anti-Corruption Laws.

15.13	No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Third Party any right, benefit or remedy of any nature whatsoever under, or by reason of, this Agreement.

15.14	Counterparts. This Agreement may be executed in one or more counterparts and by facsimile or other means of electronically imaging a signature, each of which shall constitute an original, and all of which together shall constitute one and the same instrument. This Agreement shall become effective when all Parties are in possession of signed counterparts from each other. Until and unless each Party has received a counterpart hereof signed by the other Party, this Agreement shall have no effect and no Party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

15.15	[***].

[Signature page follows.]

IN WITNESS WHEREOF, the Parties have caused this Master Framework Agreement to be executed by their duly authorized representatives as of the Effective Date.

UBER TECHNOLOGIES, INC.

By:	/s/ Sarfraz Maredia
Name:	Sarfraz Maredia
Title:	Global Head of Autonomous Mobility & Delivery

IN WITNESS WHEREOF, the Parties have caused this Master Framework Agreement to be executed by their duly authorized representatives as of the Effective Date.

RIVIAN, LLC

By:	/s/ Claire McDonough
Name:	Claire McDonough
Title:	Chief Financial Officer

SOLELY FOR PURPOSES OF SECTION 1 AND SECTION 15 HEREOF:

RIVIAN AUTOMOTIVE, INC.

By:	/s/ Claire McDonough
Name:	Claire McDonough
Title:	Chief Financial Officer

Exhibit F

Master Fee Schedule

The Master Fee Schedule for Deployed Company Vehicles purchased by Uber or its TPOP is set forth herein. This Master Fee Schedule (including the RAD fee and any other fees described herein) shall apply to all Company Vehicles purchased (i) prior to Phase 1 (including purchases in satisfaction of the R2 Purchase Guarantee) and (ii) by Uber for Phase 1 Forecast Windows, in either case for the life of such Company Vehicles.

1.	All pricing set forth in the Vehicle Purchase Agreement, including Schedule 1.2

2.	[***].

3.	The recurring automated driver (“RAD”) fees paid by Uber or its TPOPs for the L4 ADS System software and any associated vehicle software updates or services will [***].

a.	[***].

4.	[***].

5.	[***].